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                                  Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants


Sorrento Networks Corporation
San Diego, California


         We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 2, 2001, accompanying the financial statements of Sorrento Networks Corporation (the "Company") as of January 31, 2001 and 2000, and for each of the years ended January 31, 2001, 2000 and 1999, as included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, and to the reference to us under the heading "Experts" in the prospectus which is part of such Registration Statement.


                                BDO SEIDMAN, LLP


Los Angeles, California
August 31, 2001


                                       II-84